Exhibit 10.01

DEFINITIVE SUPPLY
AND
PROFIT SHARING AGREEMENT

THIS AGREEMENT is made and entered into this 20th day of August, 2013, by and between UNCLE MATT’S ORGANIC, INC., a Delaware corporation, (“UNCLE MATT’S”) having its principal address at 1645 East Highway 50, Suite 102, Clermont, FL 34711, and CITRUS EXTRACTS, INC., a Florida corporation, (“CITRUS EXTRACTS”) having its principal address at 3495 South U.S. Highway 1, Bldg. 12E, Ft. Pierce, FL 34982.

WITNESSETH

WHEREAS, UNCLE MATT’S is a Florida-based, family-owned company offering premium quality organic citrus juices and organic produce, and;

WHEREAS, UNCLE MATT’S is the largest grower of organic citrus in the state of Florida, and;

WHEREAS, UNCLE MATT’S desires to pursue business opportunities to market and sell products developed and produced from the organic citrus peel material that is generated by the various contract processors of its organic juice products, and;

WHEREAS, CITRUS EXTRACTS is the largest citrus peel processor in the state of Florida, and;

WHEREAS, CITRUS EXTRACTS operates an Organic Certified facility which complies with USDA food production requirements, and;

WHEREAS, CITRUS EXTRACTS desires to pursue business opportunities to market, and sell specialized products made from organic citrus peel material;

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NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

SECTION 1.0: BUSINESS AGREEMENT.  UNCLE MATT’S desires to provide its organic citrus peel material (the “Peel”) recovered from the processor or processors of its organic juice production to CITRUS EXTRACTS [REDACTED] to allow CITRUS EXTRACTS to process the Peel using CITRUS EXTRACTS proprietary and unique production methods to produce a variety of saleable products created from the Peel (the “Products”) [REDACTED] to UNCLE MATT’S.  Additionally, UNCLE MATT’S agrees to assist CITRUS EXTRACTS in the sales and marketing of the Products with the understanding and agreement that any sales of Products will result in UNCLE MATT’S receipt of a share of the profit of such sales (the “Profit Sharing”).  Profit Sharing shall be calculated by subtracting the net selling price (“Net Sale”) less cost (the “Cost”).  UNCLE MATT’S AND CITRUS EXTRACTS DESIRE TO EXPAND THIS SECTION 1.0 BUSINESS AGREEMENT TO INCLUDE ALL ORGANIC PEEL FROM ANY SOURCE TO BE PROCESSED UNDER THE TERMS AND CONDITIONS OF THIS AGREEMENT EFFECTIVELY MODIFYING THIS AGREEMENT TO AN EXCLUSIVE RELATIONSHIP BY AND BETWEEN UNCLE MATT’S AND CITRUS EXTRACTS AS TO PEEL PROCESSING OF ORGANIC PEEL (WHETHER OR NOT THE PEEL COMES FROM UNCLE MATT’S).

SECTION 1.1  Peel Sourcing: UNCLE MATT’S agrees to provide all reasonably available Peel to CITRUS EXTRACTS at [REDACTED] cost to CITRUS EXTRACTS notwithstanding the cost of loading and shipment of such Peel which shall be borne by CITRUS EXTRACTS and incorporated in CITRUS EXTRACTS Cost for Profit Sharing calculations. The parties understand and agree that UNCLE MATT’S agreement to provide all “reasonably available” Peel to CITRUS EXTRACTS involves no duty for UNCLE MATT’S to spend any additional monies beyond its current production processes.  Rather, UNCLE MATT’S will simply arrange to make the Peel available for CITRUS EXTRACTS to pick up at its processing centers.  However, if a processing center does not presently separate the Peel from other materials, UNCLE MATT’S shall not be required to make such unseparated Peel available as a part of this Agreement unless it can do so at no cost to UNCLE MATT’S.

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SECTION 1.2  Sales and Marketing: UNCLE MATT’S agrees to use best efforts to assist CITRUS EXTRACTS in the sales and marketing of the Products at [REDACTED] cost to CITRUS EXTRACTS with the total consideration of such efforts being realized in the Profit Sharing proceeds, if applicable.   However, UNCLE MATT’S agreement to use its “best efforts” does not include any out of pocket cost or expense to UNCLE MATT’S.  All sales, marketing, and promotional materials shall be subject to the prior approval of both parties to insure maintenance of the integrity and image of both companies.

SECTION 1.3  Production: CITRUS EXTRACTS agrees to manufacture the Products at [REDACTED] cost to UNCLE MATT’S except that such cost shall be included in the calculation of Cost in the Profit Sharing formula.

SECTION 1.4  Net Sale: The Net Sale is defined as [REDACTED] The Net Sale (or Purchase Price) shall be mutually acceptable to CITRUS EXTRACTS and UNCLE MATT’S in all cases.  At no time shall the Net Sale (or Purchase Price) be less than [REDACTED].  Subject to any confidential provisions herein, CITRUS EXTRACTS shall make its books and financial records related to this Agreement available to UNCLE MATT’S or its auditors at all reasonable times.

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SECTION 1.5  Cost: The Cost is defined as the established price by CITRUS EXTRACTS associated with the production of the Product.  For purposes of this Agreement the Cost price is established at [REDACTED] per pound (the “Initial Cost”) and shall not be changed until and unless both parties have agreed in writing after CITRUS EXTRACTS presents documentation to support an increase in gas, or electric by the Ft. Pierce Utility Authority related to production of the Product or an increase in cost of goods materials such as bags, boxes, pallets or packaging material or an extraordinary shipping cost associated with delivery of Peel from sources outside of a 10 miles radius (such as Peel from Blue Lake Citrus, Southern Gardens Citrus or other such “out of territory” providers).  Finally, in the event of unforeseen costs associated with ObamaCare or other local, state or federal labor related costs, currently unforeseen, with such increases being added to the Cost to create an updated Cost basis.  In no case shall the Cost be increased without substantiation and written agreement of the parties nor shall Cost be increased without providing UNCLE MATT’S an opportunity to secure lower costs.  IN THE EVENT CITRUS EXTRACTS IS REQUIRED TO PURCHASE PEEL FROM ANY SOURCE THE COST OF SUCH PEEL SHALL BE ADDED TO THE INITIAL COST AND SHALL REQUIRE A RECALCULATION OF THE COST USED TO DETERMINE PROFIT SHARE CALCULATIONS AS DEFINED IN SECTION 1.6.

SECTION 1.6 Profit Share.  The Profit Share is defined as [REDACTED] with the Profit Share being equally distributed to UNCLE MATT’S and CITRUS EXTRACTS.  All transactions shall be performed by CITRUS EXTRACTS with regard to Net Sale and Cost and CITRUS EXTRACTS shall assume the responsibility of making Profit Share payment to UNCLE MATT’S within 30 days of the receipt of cleared funds from Net Sale to buyer.

SECTION 1.7  Commission.  In the event UNCLE MATT’S refers a non-organic sale of peel (the “Alternate Peel”) to CITRUS EXTRACTS and such referral results in a Net Sale of Alternate Peel by CITRUS EXTRACTS to a unique customer (not currently an existing customer or prospect of CITRUS EXTRACTS) and if the Net Sale of Alternate Peel is at least [REDACTED] per pound, CITRUS EXTRACTS agrees to pay UNCLE MATT’S a fee amounting [REDACTED] of the Net Sale (the “Commission”) with such payment being made to UNCLE MATT’S within 30 days of the receipt of cleared funds from Net Sale of Alternate Peel to buyer.

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SECTION 2.0:  UNCLE MATT’S Confidential Customer Information. CITRUS EXTRACTS (including, without limitation, its officers, directors, employees, counsel or agents) shall maintain UNCLE MATT’S Confidential Customer Information in confidence, and shall not, without the prior written consent of UNCLE MATT’S, disclose any of UNCLE MATT’S Confidential Customer Information; provided however, that there shall be no obligation on the part of the parties to maintain in confidence any information disclosed to it by the other (i) which is generally known to the trade or the public at the time of such disclosure; (ii) which becomes generally known to the trade or the public subsequent to the time of such disclosure, but not as a result of disclosure by the other; (iii) which is legally received by either party from a third party without restriction: or (iv) which is approved for release in writing by the party whose Confidential Information is to be released.

SECTION 3.0:  CITRUS EXTRACTS Confidential Customer Information. UNCLE MATT’S (including, without limitation, its officers, directors, employees, counsel or agents) shall maintain CITRUS EXTRACTS Confidential Customer Information in confidence, and shall not, without the prior written consent of CITRUS EXTRACTS disclose any of CITRUS EXTRACTS Confidential Customer Information; provided however, that there shall be no obligation on the part of the parties to maintain in confidence any information disclosed to it by the other (i) which is generally known to the trade or the public at the time of such disclosure; (ii) which becomes generally known to the trade or the public subsequent to the time of such disclosure, but not as a result of disclosure by the other; (iii) which is legally received by either party from a third party without restriction: or (iv) which is approved for release in writing by the party whose Confidential Information is to be released.

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SECTION 4.0:  Parties Procedure to Protect.  UNCLE MATT’S and CITRUS EXTRACTS covenant that they will use the highest degree of care to protect each other’s Confidential Customer Information.

SECTION 5.0:  Ownership of UNCLE MATT’S Confidential Customer Information.  CITRUS EXTRACTS agrees that it shall not have or acquire any proprietary or other right whatsoever in UNCLE MATT’S Confidential Customer Information by reason of delivery of such information hereunder.

SECTION 6.0:  Ownership of CITRUS EXTRACTS Confidential Customer Information.  UNCLE MATT’S agrees that it shall not have or acquire any proprietary or other right whatsoever in CITRUS EXTRACTS Confidential Customer Information by reason of delivery of such information hereunder.

SECTION 7.0:  No License.  No right or license whatsoever is granted to UNCLE MATT’S or CITRUS EXTRACTS pursuant to this Agreement with respect to this Agreement.

SECTION 8.0:  Confidentiality Agreement.  UNCLE MATT’S and CITRUS EXTRACTS agree to execute a Confidentiality and Non-Disclosure Agreement incorporated herein by reference and included as ATTACHMENT A to this Agreement.

SECTION 9.0:  No Hardship or Business Impairment.  Each party to this Agreement, by the execution of this Agreement, hereby represents and acknowledges that no hardship or business impairment shall occur as a result of the Non-Solicitation of Customers as defined herein.

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SECTION 10.0:  Term.  This Agreement shall remain in full force and effect [REDACTED] unless terminated by mutual agreement of both parties prior to Term expiration.  Notwithstanding this term, either party may terminate this Agreement if the other party: a) breaches this Agreement and such breach remains uncured or unremedied thirty (30) days after written notice from the other party; or b) takes any action or experiences any change in circumstances which harms or disparages the other party or their reputation or which results in, or would reasonably be expected to lead to, unwanted or unfavorable publicity to the other party.  With regards to UNCLE MATT’S, this provision is intended to preclude, among other things, any occurrence which would harm or jeopardize UNCLE MATT’S reputation as an organic citrus grower.

SECTION 11.0:  No Public Announcement.  The parties agree that no notification, communication or public announcement shall be made or released to any person or entity, including but not limited to members of the press or any governmental entities, regarding the existence of this Agreement, the subject of this Agreement, except with the prior written consent of the other parties hereto.

SECTION 12.0:  Representations/Conflict of Interests:  By execution of this Agreement, the parties represent that to the best of their knowledge, examination of the Confidential Customer Information and performance of the confidentiality and restrictive use obligations in this Agreement does not present or constitute a conflict of interest with any other interests or obligations that the parties may have.

SECTION 13.0:  Integration. This Agreement expresses the entire understanding of the parties with respect to its subject matter, and supersedes any prior agreements with respect thereto.  This Agreement may not be amended or modified except in writing signed by the party against whom such modifications or amendment is to be enforced.

SECTION 14.0:  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of the remaining provisions of the Agreement.

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SECTION 15.0:  Relationship of the Parties.  Although the parties desire to establish a contractual relationship (“Relationship”), this Agreement does not constitute the parties as partners, joint ventures or agents of each other, and neither party shall so represent itself.

SECTION 16.0:  Injunctive Relief and Damages.  Each of the parties acknowledges that any breach of this Agreement shall result in irreparable and continued damage to the non-disclosing party and/or non-breaching party including actual and exemplary damages together with attorney’s fees and costs and therefore, in addition to any other remedy which may be afforded by law, any breach or threatened breach of this Agreement may be prohibited by restraining order and/or injunction or any other equitable remedies of any court.

SECTION 17.0:  Waiver. No failure or delay by either of the parties exercising any power or right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.

SECTION 18.0:  Assignment.  Neither party may assign this Agreement without the prior written consent of the non-assigning party.

SECTION 19.0:  Notices. All notices hereunder shall be in writing, and given when delivered by receipted express courier service or sent via Registered U.S. Postal Service to the party at the addresses noted below (or at such other address as a party may designate by service upon the other in writing).

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If to UNCLE MATT’S
Uncle Matt’s Organic, Inc.
Matt McLean, President
1645 East Highway 50, Suite 102
Clermont, FL 34711

If to CITRUS EXTRACTS
Citrus Extracts, Inc.
William Howe, President
3495 South U.S. Highway 1, Bldg. 12E
Ft. Pierce, FL 34982

SECTION 20.0: Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF FLORIDA, AS SUCH LAWS ARE APPLIED TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY IN FLORIDA, REGARDLESS OF THE DICTATES OF FLORIDA CONFLICTS LAWS, AND THE PARTIES HEREBY SUBMIT TO JURISDICTION AND VENUE THEREIN.

SECTION 21.0:  Future Products.  Nothing contained in this Agreement shall constitute a commitment by either party to the development or release of any future products and/or programs disclosed thereby or shall restrict either party in its efforts to improve products and systems. Additionally, participation in the information exchange pursuant to this Agreement shall not constitute or imply a commitment by either party to favor or recommend any product or service of the other party.

SECTION 22.0: Representation and Warrants.  UNCLE MATT’S and CITRUS EXTRACTS hereby represent, warrant and agrees that they are each and separately corporations duly organized, validly existing and in good standing under the laws of Delaware and Florida, respectively, with all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted and as proposed to be conducted under this Agreement. UNCLE MATT’S and CITRUS EXTRACTS acknowledge that they have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by their authorized entities.

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SECTION 23.0: Indemnification.  CITRUS EXTRACTS hereby agrees to indemnify and hold harmless UNCLE MATT’S, its affiliates, employees, agents, consultants and attorneys (herein, the "Indemnified Parties") from and against any loss, expense, damage or injury suffered or sustained by any Product produced and sold by CITRUS EXTRACTS on behalf of UNCLE MATT’S in associated with this Agreement..

SECTION 24.0:    Reserved.

SECTION 25.0:  Headings.  Section and paragraph headings or captions are used in this Agreement for convenience only and do not limit or otherwise affect the meaning of any provision of this Agreement.

SECTION 26.0:  Counterparts and Facsimile Signatures.  This Agreement may be executed in one or more counterparts.  Each counterpart is an original and proof of this Agreement may be made without more than one counterpart.  Facsimile signatures are binding on the party providing the facsimile signatures.

SECTION 27.0:  ENTIRE FINAL AGREEMENT.  THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AND COMPLETE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN, ORAL AGREEMENTS BETWEEN THE PARTIES.  MODIFICATIONS AND AMENDMENTS TO THIS AGREEMENT INCLUDING ANY EXHIBIT OR APPENDIX SHALL BE ENFORCEABLE ONLY IF THEY ARE IN WRITING AND SIGNED BY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES.

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IN WITNESS WHEREOF, this Agreement is executed by the parties as of the date first above written.

(Signature Page Follows)

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UNCLE MATT’S ORGANIC, INC.

By:             /s/ Matt McLean
        (Signature)

By:             Matt McLean
        (Printed)

Title:           President/CEO

CITRUS EXTRACTS, INC.

By:             /s/ William J. Howe
        (Signature)

By:              William J. Howe
        (Printed)

Title:            President

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ATTACHMENT A

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT
BY AND BETWEEN
CITRUS EXTRACTS, INC. AND UNCLE MATT’S ORGANIC, INC.

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